UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 10, 2011
EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas		77060

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement
Repayment and Termination of Asset-Backed Securitization Facility
     On March 10, 2011, our indirect wholly owned subsidiary, Exterran ABS 2007 LLC, repaid in full all of its outstanding loans, together with interest and all other amounts owing in connection with such repayment, under the Indenture, dated as of August 20, 2007, as amended and restated as of June 9, 2010, by and between Exterran ABS 2007 LLC, as Issuer, Exterran ABS Leasing 2007 LLC, as Exterran ABS Lessor, and Wells Fargo Bank, National Association, as Indenture Trustee, and terminated that facility. The Indenture and the description thereof are hereby incorporated by reference to our Current Report on Form 8-K filed on August 23, 2007 and Exhibits 10.8 and 10.9 thereto, and the First Amended and Restated Indenture is hereby incorporated by reference to Exhibit 4.1 hereto.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
4.1
First Amended and Restated Indenture, dated as of June 9, 2010, by and among Exterran ABS 2007 LLC, as Issuer, Exterran ABS Leasing 2007 LLC, as Exterran ABS Lessor and Wells Fargo Bank, National Association, as Indenture Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
March 10, 2011	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President, Chief Financial Officer and Chief of Staff

Exhibit Index

Exhibit No.	Description
4.1
First Amended and Restated Indenture, dated as of June 9, 2010, by and among Exterran ABS 2007 LLC, as Issuer, Exterran ABS Leasing 2007 LLC, as Exterran ABS Lessor and Wells Fargo Bank, National Association, as Indenture Trustee